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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                  F O R M 8 - K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) JUNE 15, 2001

                             ARISTA INVESTORS CORP.
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             (Exact name of Registrant as specified in its charter)


                 DELAWARE             2-8381-NY         13-2957684
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       (State or other jurisdiction  (Commission)     (IRS Employer
            of incorporation)        File Number)   Identification No.)

                 116 JOHN STREET, NEW YORK, NEW YORK      10038
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              (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (212) 964-2150


                                       N/A
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         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         The Registrant entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of June 15, 2001, to sell to Delta Dental Plan of Indiana, Inc., an Indiana non-profit corporation, all of the issued and outstanding shares of common stock of Arista Insurance Company ("Arista"), a wholly-owned subsidiary of the Registrant (the "Transaction"). The Stock Purchase Agreement contains certain representations, warranties, conditions and indemnification provisions. The completion of the Transaction is subject to various closing conditions, contingencies and regulatory approvals, including, but not limited to, approval from the New York State Insurance Department. Pursuant to the Stock Purchase Agreement, the purchase price shall be equal to the sum of (i) the value of Arista's capital and surplus as of the closing date; plus (ii) $300,000.

         The foregoing is merely a summary of the Transaction. A copy of the Stock Purchase Agreement is attached as an Exhibit hereto.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Exhibits

EXHIBIT                                                                   PAGE
NUMBER            DESCRIPTION                                             NUMBER
------            -----------                                             ------

2.1 Stock Purchase Agreement for the stock of Arista Insurance Company by and between Delta Dental
                  Plan of Indiana, Inc. and Arista Investors Corp. dated as of June 15, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ARISTA INVESTORS CORP.


Date: July 23, 2001                           By: /s/ STANLEY S. MANDEL
                                                 -------------------------------
                                                 Stanley S. Mandel,
                                                 President


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                                  EXHIBIT INDEX

EXHIBIT                                                                   PAGE
NUMBER            DESCRIPTION                                             NUMBER
------            -----------                                             ------

2.1 Stock Purchase Agreement for the stock of Arista Insurance Company by and between Delta Dental Plan of Indiana, Inc. and Arista Investors Corp. dated as of June 15, 2001


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